Exhibit 99.2

CAMPUS CREST COMMUNITIES, INC.

INDEX TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Index to Unaudited Pro Forma Condensed Consolidated Financial Statements	F-1
Unaudited Pro Forma Condensed Consolidated Financial Statements	F-2
Unaudited Pro Forma Condensed Consolidated Balance Sheet	F-4
Unaudited Pro Forma Condensed Consolidated Statement of Operation	F-5
Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements	F-6

F-1

Campus Crest Communities, Inc.

unaudited pro forma condensed consolidated financial statements

 On February 26, 2013, we and subsidiaries of our Operating Partnership entered into a purchase and sale agreement (the “Initial Purchase Agreement”) with the members of Copper Beech Townhome Communities, LLC (“CBTC”) and Copper Beech Townhome Communities (PA), LLC (“CBTC PA” and, together with CBTC, “Copper Beech” or the “Sellers”). Pursuant to the terms of the Initial Purchase Agreement we initially acquired a 48.0% interest in a portfolio of 35 student housing properties and three other entities (the “Copper Beech Portfolio”), for an initial purchase price of approximately $230.2 million. Subsequent to the Initial Purchase Agreement, the Company formed a variable interest entity (“VIE”) with the Sellers to develop, construct and manage the Copper Beech at Ames student housing property. The Company concluded that it was the primary beneficiary of Copper Beech at Ames as the Company funded all of the equity of the VIE, while holding only a 48% interest in the VIE. On January 30, 2015, the Company and certain of its affiliates completed the acquisition (the “2015 Closing”) of (i) substantially all of the Sellers’ remaining interests in 27 student housing properties, two undeveloped land parcels and a corporate office building and (ii) the Sellers’ remaining interests in Copper Beech at Ames, Iowa, pursuant to that certain Second Amendment (the “Second Amendment”) to the Initial Purchase Agreement. Pursuant to the Second Amendment, Campus Crest assumed the remaining equity interest in Copper Beech at Ames. Accordingly, the noncontrolling interest in Copper Beech at Ames included in the 2014 results of Campus Crest has been removed in the pro forma results.

Pursuant to the terms of the Second Amendment, we agreed to acquire the Sellers’ remaining interests in each of the properties comprising the Copper Beech Portfolio other than Copper Beech Kalamazoo Phase 1, Copper Beech Kalamazoo Phase 2, Copper Beech Morgantown, Copper Beech Harrisonburg, Copper Beech Greenville and Copper Beech Parkway. Following the consummation of the 2015 Closing, we hold a 100% interest in Copper Beech at Ames and the following interests in the Copper Beech Portfolio:

•	100% interest in 25 of the student housing properties;

•	100% interest in two undeveloped land parcels and one corporate office building;

•	86% interest in one student housing property;

•	87% interest in one student housing property;

•	48% interest in 7 student housing properties; and

•	no ownership interest in one of the student housing properties.

We expect to complete the acquisition of the Sellers’ interests in two of the properties in the Copper Beech Portfolio in which we currently hold a 48% interest – Copper Beech San Marcos Phase 1 and Copper Beech IUP Buy – and the disposition of our current 48% interest in Copper Beech Kalamazoo Phase 2 at such time as we obtain the requisite lender consents. We expect to obtain all such consents and to complete these acquisitions and this disposition on or before the end of the second quarter of 2015 for the $1.4 million in cash and approximately 2.0 million in OP Units noted in the next paragraph (the date of completion of such acquisitions is referred to herein as the “Second Closing Date”).

As consideration for the additional interests acquired in the 2015 Closing, we paid to the Sellers aggregate cash consideration of approximately $58.9 million and the Operating Partnership issued to the Sellers an aggregate of approximately 10.4 million limited partnership units of the Operating Partnership (“OP Units”). As consideration for the second closing, we will pay $1.4 million in cash and issue approximately 2.0 million in OP Units, on the Second Closing Date, which is expected to occur by the end of the second quarter of 2015. Additionally, we surrendered all of our previous 48% ownership interest in one of the properties in the Copper Beech Portfolio as part of the terms of the Second Amendment, and we anticipate surrending all of our 48% interest in Copper Beech Kalamazoo Phase 2 by the end of the second quarter of 2015.

The accompanying unaudited pro forma condensed consolidated balance sheet presents our historical financial information as of December 31, 2014, as adjusted for the acquisition of the Copper Beech Portfolio, as if the transaction had occurred on December 31, 2014. The accompanying unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2014 is presented as if the transaction occurred on January 1, 2014.

These Unaudited Pro Forma Condensed Consolidated Financial Statements are prepared for informational purposes only and are based on assumptions and estimates considered appropriate by us. However, they are not necessarily indicative of what our consolidated financial condition or results of operations actually would have been assuming the Copper Beech Portfolio acquisition had occurred as of the dates indicated, nor do they purport to represent the consolidated financial position or results of operations for future periods. The final valuation of assets, liabilities, noncontrolling interests and OP Units, timing of completion of the Copper Beech Portfolio acquisition and other changes to the Copper Beech Portfolio's tangible and intangible assets and liabilities that occur prior to completion of the Copper Beech Portfolio acquisition, as well as the ability to obtain lender consents or satisfy other closing conditions, could cause material differences in the information presented.

F-2

This unaudited pro forma condensed consolidated information should be read in conjunction with the historical financial information and notes thereto contained in our Annual Report on Form 10-K for the year ended December 31, 2014, filed on April 1, 2015.

The unaudited pro forma condensed combined financial information has been prepared using the acquisition method of accounting for business combinations under accounting principles generally accepted in the United States. The unaudited pro forma adjustments, including the adjustments related to the fair values of the assets acquired, liabilities assumed, noncontrolling interests, and OP Units are provisional because the appraisals and valuation analysis have not been completed, and have been made solely for the purpose of providing unaudited pro forma condensed combined financial information.

A final determination of the acquisition consideration and fair values of the Sellers’ assets acquired, liabilities assumed, and noncontrolling interest will be based on the actual assets and liabilities that existed as of the date of the completion of the acquisition, which was January 30, 2015 for the 2015 Closing and a point in the second quarter for the Second Closing Date. Consequently, provisional fair values of the assets acquired, liabilities assumed, noncontrolling interests, and OP Units could change from those used in the unaudited pro forma condensed consolidated financial statements presented below and could result in a change in amortization of acquired intangible assets and amortization or accretion of other fair value adjustments and the bargain purchase gain.

F-3

Campus Crest Communities, Inc.

unaudited pro forma condensed consolidated BALANCE SHEET

December 31, 2014

(In thousands)

	Campus Crest	CB Portfolio	Pro Forma
	As Reported	Acquisition	Adjustments		Pro Forma
	December 31,	December 31,	December 31,		December 31,
	2014	2014	2014		2014
ASSETS		(Unaudited)	(Unaudited)		(Unaudited)
Investment in real estate, net:
Student housing properties	$935,962	$410,847	$185,020	(a)	$1,531,829
Accumulated depreciation	(128,121)	(128,129)	128,129	(a)	(128,121)
Land and properties held for sale	38,105	633	617	(a)	39,355
Land held for investment	7,413	-	-		7,413
Investment in real estate, net	853,359	283,351	313,766		1,450,476
Investment in unconsolidated entities	259,740	-	(170,194)	(b)	89,546
Cash and cash equivalents	15,240	5,758	(14,300)	(c)	6,698
Restricted cash	5,429	4,042	-		9,471
Student receivables, net of allowance	1,587	1,095	-		2,682
Cost and earnings in excess of construction billings	3,887	-	-		3,887
Other assets, net	37,569	1,262	(1,095)	(d)	37,736
In-place lease intangible	-	-	29,823	(e)	29,823
Trademark intangible	-	-	5,000	(f)	5,000
Total assets	$1,176,811	$295,508	$163,000		$1,635,319

LIABILITIES AND EQUITY
Liabilities:
Mortgage and construction loans	$300,673	$285,068	$14,862	(g)	$600,603
Line of credit and other debt	317,746	6,831	46,000	(c)	370,577
Accounts payable and accrued expenses	53,816	6,723	(747)	(h)	59,792
Construction billings in excess of cost and earnings	481	-	-		481
Other liabilities	22,092	2,820	2,118	(m)	27,030
Total liabilities	694,808	301,442	62,233		1,058,483
Commitments and contingencies
Equity:
Preferred stock, 8.00% Series A Cumulative Redeemable	61	-	-		61
Common stock	648	-	-		648
Additional common and preferred paid-in capital	773,998	7,061	(1,421)	(l), (n)	779,638
Accumulated deficit and distributions	(298,818)	(15,128)	17,501	(j),(k),(m)	(296,445)
Accumulated other comprehensive loss	(2,616)	-	-		(2,616)
Total Campus Crest Communities, Inc. equity	473,273	(8,067)	16,080		481,286
Noncontrolling interests	8,730	2,133	84,687	(i),(l),(n)	95,550
Total equity	482,003	(5,934)	100,767		576,836
Total liabilities and equity	$1,176,811	$295,508	$163,000		$1,635,319

F-4

Campus Crest Communities, Inc.

unaudited pro forma condensed consolidated STATEMENT OF OPERATIONs

FOR THE YEAR ENDED December 31, 2014

(In thousands, except per share amounts)

	Campus Crest	CB Portfolio	Pro Forma
	As Reported	Acquisition	Adjustments		Pro Forma
	Year Ended	Year Ended	Year Ended		Year Ended
	December 31,	December 31,	December 31,		December 31,
	2014	2014	2014		2014
Revenues:			(Unaudited)		(Unaudited)
Student housing rental	$101,724	$56,928	$-		$158,652
Student housing services	3,768	4,581	-		8,349
Property management services	1,249	-	-		1,249
Total revenues	106,741	61,509	-		168,250
Operating expenses:
Student housing operations	47,154	24,165	-		71,319
General and administrative	14,303	1,877	-		16,180
Severance	6,159	-	-		6,159
Impairment of land and pre-development costs	31,927	-	-		31,927
Write-off of corporate other assets	15,110	-	-		15,110
Transaction costs	3,046	-	(420	)(6)	2,626
Ground leases	477	-	-		477
Depreciation and amortization	29,426	-	53,422	(1)	82,848
Total operating expenses	147,602	26,042	53,002		226,646
Equity in losses of unconsolidated entities	(5,510)	-	640	(2)	(4,870)
Impairment of unconsolidated entities	(57,789)	-	-		(57,789)
Effect of not exercising Copper Beech purchase option	(33,375)	-	-		(33,375)
Operating income (loss)	(137,535)	35,467	(52,362)		(154,430)

Nonoperating income (expense):
Interest expense, net	(16,156)	(16,338)	3,397	(3)	(29,097)
Other income (expense)	42	-	-		42
Total nonoperating expense, net	(16,114)	(16,338)	3,397		(29,055)
Net income (loss) before income tax expense	(153,649)	19,129	(48,965)		(183,485)
Income tax expense	(731)	-	-		(731)
Income (loss) from continuing operations	(154,380)	19,129	(48,965)		(184,216)
Net income (loss) attributable to noncontrolling interests	(1,233)	-	(30,032	)(4)	(31,265)
Dividends on preferred stock	12,200	-	-		12,200
	$(165,347)	$19,129	$(18,933)		$(165,151)

Net income (loss) attributable to common stockholders
Basic	$(2.54)				$(2.13)
Diluted	$(2.54)				$(2.13)

Weighted-average common shares outstanding:
Basic	65,102			(5)	77,502
Diluted	65,102			(5)	77,502

See accompanying notes to unaudited Pro Forma Condensed Consolidated Financial Statements.

F-5

Campus Crest Communities, Inc.

NOTES TO unaudited pro forma condensed

consolidated financial statements

1. Basis of Pro Forma Presentation

Campus Crest Communities, Inc., together with its subsidiaries, referred to herein as the “Company” and “Campus Crest,” is a self-managed and self-administered real estate investment trust (“REIT”) focused on owning and managing a high-quality student housing portfolio located close to college campuses. The Company currently owns the sole general partner interest and owns limited partner interests in Campus Crest Communities Operating Partnership, LP (the “Operating Partnership”). The Company holds substantially all of its assets and conducts substantially all of its business, through the Operating Partnership.

On February 26, 2013, we and subsidiaries of our Operating Partnership entered into a purchase and sale agreement (the “Initial Purchase Agreement”) with the members of Copper Beech Townhome Communities, LLC (“CBTC”) and Copper Beech Townhome Communities (PA), LLC (“CBTC PA” and, together with CBTC, “Copper Beech” or the “Sellers”). Pursuant to the terms of the Initial Purchase Agreement we initially acquired a 48.0% interest in a portfolio of 35 student housing properties and three other entities (the “Copper Beech Portfolio”), for an initial purchase price of approximately $230.2 million. On January 30, 2015, the Company and certain of its affiliates completed the acquisition (the “2015 Closing”) of (i) substantially all of the Sellers’ remaining interests in 27 student housing properties, two undeveloped land parcels and a corporate office building (the “Acquired Copper Beech Portfolio”) and (ii) the Sellers’ remaining interests in Copper Beech at Ames, Iowa, pursuant to that certain Second Amendment (the “Second Amendment”) to the Initial Purchase Agreement.

Pursuant to the terms of the Second Amendment, we agreed to acquire the Sellers’ remaining interests in each of the properties comprising the Copper Beech Portfolio other than Copper Beech Kalamazoo Phase 1, Copper Beech Kalamazoo Phase 2, Copper Beech Morgantown, Copper Beech Harrisonburg, Copper Beech Greenville and Copper Beech Parkway. Following the consummation of the 2015 Closing, we hold a 100% interest in 25 of the student housing properties and three additional properties in the Acquired Copper Beech Portfolio, an 86% interest in one property in the Acquired Copper Beech Portfolio, an 87% interest in one property in the Acquired Copper Beech Portfolio and a 48% interest in 7 of the properties in the Copper Beech Portfolio, and have a 100% interest in Copper Beech at Ames, Iowa. Additionally, we surrendered our all of our previous 48% ownership interest in one of the properties in the Copper Beech Portfolio as part of the terms of the Second Amendment.

Subsequent to the Initial Purchase Agreement, the Company formed a variable interest entity (“VIE”) with the Sellers to develop, construct and manage the Copper Beech at Ames student housing property. The Company concluded that it was the primary beneficiary of Copper Beech at Ames as the Company funded all of the equity of this VIE, while holding only a 48% interest in the VIE. In connection with the consummation of the acquisition of additional membership interests in the Copper Beech Portfolio and pursuant to the Second Amendment, Campus Crest assumed the remaining equity interest in Copper Beech at Ames for no additional consideration. Accordingly, the noncontrolling interest in Copper Beech at Ames included in the 2014 results of Campus Crest has been removed in the pro forma results.

We expect to complete the acquisition of the Sellers’ interests in two of the properties in the Copper Beech Portfolio in which we currently hold a 48% interest – Copper Beech San Marcos Phase 1 and Copper Beech IUP Buy – and the disposition of our current 48% interest in Copper Beech Kalamazoo Phase 2 at such time as we obtain the requisite lender consents. We expect to obtain all such consents and to complete the acquisitions and disposition on or before the end of the second quarter of 2015 (the date of completion of such acquisitions is referred to herein as the “Second Closing Date”).

As consideration for the additional interests acquired in the 2015 Closing, we paid to the Sellers aggregate cash consideration of approximately $58.9 million and the Operating Partnership issued to the Sellers an aggregate of approximately 10.4 million limited partnership units of the Operating Partnership (“OP Units”). The remaining consideration pursuant to the Second Amendment, consisting of approximately $1.4 million in cash and approximately 2.0 million in OP Units, will be payable to the Sellers on the Second Closing Date.

Information presented in unaudited pro forma condensed consolidated balance sheet and statement of operations, prior to purchase accounting and pro forma adjustments, represents the audited Campus Crest financial information as reported as of and for the year ended December 31, 2014 and the financial information of the Acquired Copper Beech Portfolio as of and for the year ended December 31, 2014.

F-6

2. Adjustments to Unaudited Pro Forma Condensed Consolidated Balance Sheet:

(a) Represents the adjustment to reflect provisional acquisition accounting adjustments based on estimated fair value to townhome communities, undeveloped land, and corporate office building recognized as a result of the acquisition including the adjustment to accumulated depreciation.

(b) Represents the adjustment to remove book value of previously held equity investment in Copper Beech leaving the remaining book value of $48.5 million for the four properties that we continue to hold a 48% equity ownership.

(c) Represents the adjustment for net cash consideration paid which totals $60.3 million, of which $14.3 million from cash on hand and $46.0 million from cash received from borrowing under our line of credit.

(d) Represent the adjustment to remove deferred financing costs and deferred concessions.

(e) Represents the adjustment to reflect the provisional acquisition accounting adjustments for the in-place lease intangible assets recognized as a result of the acquisition with an expected useful life of one year.

(f) Represents the adjustment to reflect the provisional acquisition accounting adjustments for the trademark intangible asset identified as a result of the acquisition with an expected indefinite useful life.

(g) Represents the adjustment to reflect the provisional acquisition accounting adjustments for the fair market value adjustment (premium) to mortgage loans acquired.

(h) Represents the adjustment to remove nonrefundable deposits that were treated as deferred revenue.

(i) Represents the provisional fair value of purchase price consideration from the issuance of approximately 12.4 million of the Company’s OP Units, for both the first (completed) and second (pending completion in the second quarter of 2015) closings, based on the Company’s stock price of $6.89 per share on the date of initial closing, January 30, 2015 to be included in noncontrolling interests. See table below for calculation of total equity consideration given (amounts in thousands, except per share data):

Number of OP units issued	12,400
Estimated issuance price, per share	$6.89
Gross value of units issued	$85,436

(j) Represents the elimination of Copper Beech subsidiary equity accounts, as appropriate.

F-7

(k) Represents a net equity adjustment of $4.5 million to recognize the bargain purchase gain generated as a result of the consideration paid being less than the fair value of net assets acquired and liabilities assumed. The pro forma purchase price includes cash consideration paid, OP units issued and value of prior consideration paid, as deemed appropriate given the nature, timing and structure of the acquisition (the amount of equity issued is undiscounted). The following table summarizes the calculation of the preliminary purchase price and the allocation of the purchase price to the estimated fair value of the assets and liabilities assumed (in thousands, except per share data):

Cash paid, net of cash acquired		$54,542
Prior investment consideration given		170,194
OP units issued (12.4 million at $6.89 per share)		85,436
Total pro forma purchase price		$310,172

Fair value of assets acquired:
Student housing properties	$595,867
Land held for sale	1,250
Restricted cash	4,042
Student receivables, net of allowance for doubtful accounts	1,095
Other assets, net	167
In-place lease intangible	29,823
Trademark intangible	5,000
Total assets	$637,244
Fair value of liabilities assumed:
Mortgage and construction loans	$299,930
Line of credit and other debt	6,831
Accounts payable and accrued expenses	5,976
Other liabilities	2,820
Total liabilities	315,557
Net assets acquired		321,687

Less: fair value of noncontrolling interest in entities acquired		(7,023)

Bargain purchase gain		$4,492

(l) Represents the adjustment to record non-controlling interest at fair market value for the two properties that we hold 86% and 87% respectively.

(m) Represents the adjustment for estimated direct transaction costs of approximately $2.5 million, of which $0.4 million was incurred during 2014.

(n) Adjustment reflects removal of noncontrolling interest of Copper Beech at Ames of $5.6 milllion.

3. Adjustments to Unaudited Pro Forma Condensed Consolidated Statement of Operations:

1) Represents various net changes in depreciation and amortization as described below (in thousands):

F-8

Estimated depreciation of acquired property	23,599
In-place lease intangible amortization	29,823
53,422

(2) Represents removal of equity in losses of $0.6 million of the previously unconsolidated Copper Beech entities leaving the equity in earnings of the four CB properties that the Company will continue to hold a 48% equity interest.

(3) Represents amortization of the fair value of debt adjustment (premium) of $4.6 million from the CB mortgage loans acquired and $1.2 million of additional interest expense for the $46.0 million of borrowings under our line of credit to fund the transaction.

(4) Represents removal of $148 noncontrolling interest in CB @ Ames, plus the following incremental change in net income (loss) attributable to noncontrolling interests as described below (in thousands):

Removal of net loss attributable to noncontrolling interest
of OP units issued	29,474
Incremental decrease in acquired property depreciation	(2)
In-place lease intangible amortization	412
Removal of net income attributable to noncontrolling interest in
Copper Beech at Ames	148
30,032

(5) Represents basic and diluted weighted-average common shares outstanding adjusted for additional 12.4 million OP units issued as part of the acquisition.

(6) Represents adjustment to remove portion of transaction costs incurred during 2014, related to the Copper Beech acquisition.

4. Estimated useful lives of assets acquired:

The following is a summary of the estimated useful lives of properties and intangible assets acquired as part of the business combination:

•	Student housing properties:
o	Buildings: 40 years
o	Site improvements: Range from 3 to 15 years
o	Furniture and fixtures: Range from 2 to 6 years
•	In-place lease intangible: 1 year
•	Trademark: indefinite life

F-9